Exhibit 10.31

TENDER AND SUPPORT AGREEMENT

This Tender and Support Agreement (this “Agreement”), is dated as of May 29, 2008, by and between Blackbaud, Inc., a Delaware corporation (“Parent”), and the stockholders of Kintera, Inc., a Delaware corporation (the “Company”), listed on the signature pages hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, Parent, Eucalyptus Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Parent (the “Purchaser”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), providing for, among other things, Purchaser to commence a cash tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) followed by the subsequent merger of Purchaser with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent, in each case, on the terms and subject to the conditions set forth therein (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Merger Agreement);

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of issued shares of Company Common Stock set forth on Attachment A hereto (the “Owned Shares”); and

WHEREAS, as a condition to Parent and Purchaser’s willingness to enter into and perform its obligations under the Merger Agreement, Parent and Purchaser have required that each Stockholder agree, and each Stockholder has agreed, while this Agreement is in effect, to tender in the Offer (and not withdraw) all of such Stockholder’s Owned Shares as well as any shares of Company Common Stock acquired by such Stockholder after the execution of this Agreement (all of which, after so acquired, shall constitute “Owned Shares”);

NOW, THEREFORE, in consideration of the foregoing premises and the benefit to the parties of Parent’s and the Company’s entering into the Merger Agreement, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Agreement to Tender and Vote; Irrevocable Proxy.

1.1 Agreement to Tender. Each Stockholder hereby agrees, while this Agreement is in effect, that promptly after the commencement of the Offer, but in any event no later than 5:00 p.m. New York, New York local time on the second Business Day before the initially scheduled expiration of the Offer, such Stockholder shall tender into the Offer all of such Stockholder’s Owned Shares. No Stockholder shall, while this Agreement is in effect, withdraw any of such Stockholder’s Owned Shares previously tendered.

1.2 Agreement to Vote. Each Stockholder hereby agrees that, while this Agreement is in effect, at any meeting of the stockholders of the Company, however called, or any adjournment or postponement or written consent in lieu thereof, such Stockholder shall be present (in person or by proxy) and vote (or cause to be voted) all of his, her or its Owned Shares (a) in favor of the adoption of the Merger Agreement and (b) against any alternative Company Takeover Proposal, or any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement.

1.3 Irrevocable Proxy. Solely with respect to the matters described in Section 1.2, while this Agreement is in effect, each Stockholder hereby irrevocably appoints Parent (or any nominee of Parent) as its attorney and proxy with full power of substitution and resubstitution, to the full extent of such Stockholder’s voting rights with respect to such Stockholder’s Owned Shares (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL) to vote all such Stockholder’s Owned Shares solely on the matters described in Section 1.2, and in accordance therewith. Each Stockholder hereby revokes any proxies previously granted that would otherwise conflict with the proxy contemplated pursuant to this Section 1.3 and agrees to execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contained herein. Such proxy shall automatically terminate upon the termination of this Agreement.

1.4. Agreement Not to Exercise Appraisal Rights. Each Stockholder hereby agrees that, while this Agreement is in effect, such Stockholder shall not exercise any rights (including, without limitation, under Section 262 of the DGCL) to demand appraisal of any Owned Shares in connection with the Merger.

1.5 Fiduciary Duties. Nothing in this Agreement shall limit or prevent any Stockholder from acting in his or her capacity as an officer or director of the Company in accordance with his or her fiduciary duties.

2. Representations and Warranties of Stockholders. Each Stockholder hereby represents and warrants to Parent, on a several and not joint basis, as follows:

2.1 Due Organization. Such Stockholder, if a corporation or other entity, has been duly organized, is validly existing and is in good standing under the laws of the state of its formation or organization.

2.2 Power; Due Authorization; Binding Agreement. Such Stockholder has full legal capacity, power and authority to execute and deliver this Agreement, to perform his, her or its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except to the extent that enforceability may be subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors rights generally and to general principles of equity.

2.3 Ownership of Shares. On the date hereof, the Owned Shares set forth opposite such Stockholder’s name on Attachment A hereto are owned of record or beneficially by such Stockholder in the manner reflected thereon and include all of the Owned Shares owned of record or beneficially by such Stockholder.

2.4 No Conflicts. The execution and delivery of this Agreement by such Stockholder does not, and the performance of the terms of this Agreement by such Stockholder will not, (a) require such Stockholder to obtain the consent or approval of, or make any filing with or notification to, any Governmental Authority, (b) require the consent or approval of any other Person pursuant to any agreement, obligation or instrument binding on such Stockholder or his, her or its properties and assets or (c) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to such Stockholder or pursuant to which any of his, her or its properties or assets are bound. The Owned Shares are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders agreement, irrevocable proxy or voting trust.

3. Certain Covenants of the Stockholders. Each Stockholder hereby covenants and agrees with Parent as follows:

3.1 Restriction on Transfer. Each Stockholder hereby agrees, while this Agreement is in effect, at any time prior to the Expiration Date, and otherwise as is contemplated by the Merger Agreement or the Offer, not to, other than as may be specifically required by a court order, (a) assign or otherwise dispose of (including, without limitation, by gift, merger, consolidation or reorganization), or enter into any contract, option or other agreement providing for the sale, transfer, pledge, encumbrance, assignment or other disposition of, or limitation on the voting rights of, any of the Owned Shares (any such action, a “Transfer”) or (b) grant any proxies or powers of attorney, deposit any Owned Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares. The foregoing restrictions on Transfer shall not prohibit the exercise by such Stockholder of any options or warrants to purchase Owned Shares and shall not prohibit any Transfers for estate planning or charitable purposes provided the transferee and such Stockholder expressly agree to be bound by the provisions of this Agreement with respect to such transferred Owned Shares in a written instrument reasonably satisfactory to Parent. If any involuntary

Transfer of any of the Owned Shares shall occur (including, but not limited to, a sale by a Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale or any sale or transfer by operation of law, including, without limitation, by will or intestacy), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Owned Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

3.2 Additional Shares. Each Stockholder hereby agrees, while this Agreement is in effect, that any shares of Company Common Stock acquired by such Stockholder after the date hereof shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof.

3.3 No Limitations on Actions. Each Stockholder signs this Agreement solely in his, her or its capacity as the owner of the Owned Shares; any trustee who signs this Agreement on behalf of a Stockholder that is a trust is signing only in his, her or its fiduciary capacity and not as an individual; this Agreement shall not limit or otherwise affect the actions of such Stockholder or any affiliate, employee or designee of such Stockholder or any of his, her or its affiliates in any other capacity, including such person’s capacity, if any, as an officer of the Company or a member of the board of directors of the Company; and nothing herein shall limit or affect the Company’s rights in connection with the Merger Agreement.

4. Miscellaneous.

4.1 Termination of this Agreement. This Agreement and the proxy granted under Section 1.3 shall terminate and shall have no further force or effect as of the earliest of: (a) September 15, 2008; (b) the amendment of the Merger Agreement (including but not limited to the conditions and other terms of the Offer) to provide that the consideration for the purchase of the Stockholders’ Owned Shares will be less than $1.12 per share or will not be paid all in cash; (c) any other modification or amendment of the Merger Agreement (including but not limited to the conditions and other terms of the Offer) in a manner that is adverse to the interests of the Stockholders or any of them under the Merger Agreement (including but not limited to not only their interests as stockholders, but also their interests under Section 6.7 of the Merger Agreement as officers and directors to the extent any of them are serving or have served in such capacities), without regard to the limitation on third-party beneficiary rights in Section 9.5 of the Merger Agreement; or (d) termination of the Merger Agreement. Notwithstanding the foregoing, nothing set forth in this Section or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any material breach of this Agreement.

4.2 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto.

4.3 Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

4.4 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to the Stockholders:

To the respective addresses and fax numbers shown on the signature pages for each Stockholder

If to Parent:

Blackbaud, Inc.

2000 Daniel Island Drive

Charleston, South Carolina 29492

Facsimile: (843) 216-3676

Attention: President

with copies to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

Facsimile: (919) 781-4865

Attention: Donald R. Reynolds

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or received. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

4.5 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

4.6 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each Stockholder agrees that, in the event of any breach or threatened breach by such Stockholder of any covenant or obligation contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Stockholder further agrees that neither Parent nor any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section, and each Stockholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

4.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

4.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

4.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

4.10 No Obligation to Exercise Options. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall obligate any Stockholder to exercise any option or other right to acquire shares of Company Common Stock.

IN WITNESS WHEREOF, the parties hereto have caused this Tender and Support Agreement to be duly executed as of the day and year first above written.

PARENT: Blackbaud, Inc.

By:
President

STOCKHOLDER:

(Print signatory name)

(Signature)

(Title, if applicable)

Address:

Fax:

ATTACHMENT A- Details of Ownership

Entity or Individual Name	Shares